EXHIBIT 99.1

(Unaudited)
CONDENSED CONSOLIDATED STATEMENT OF INCOME	AS REPORTED		ADJUSTED (1)
(Thousands of U.S. dollars, except share data)	Q1 2007	Q1 2006	Q1 2007	Q1 2006

Net sales	$1,284,513	$1,254,308	$1,284,513	$1,254,308
Cost of products sold	1,015,177	981,459	1,015,177	981,459
Manufacturing rationalization/reorganization expenses - cost of products sold	11,843	3,036	—	—

Gross Profit	$257,493	$269,813	$269,336	$272,849
Selling, administrative & general expenses (SG&A)	162,973	170,375	162,973	170,375
Manufacturing rationalization/reorganization expenses — SG&A	1,330	377	—	—
Loss on divestitures	354	—	—	—
Impairment and restructuring	13,776	1,040	—	—

Operating Income	$79,060	$98,021	$106,363	$102,474
Other (expense)	(3,728)	(4,851)	(3,728)	(4,851)
Special items — other income	343	(308)	—	—

Earnings Before Interest and Taxes (EBIT) (2)	$75,675	$92,862	$102,635	$97,623
Interest expense, net	(7,689)	(11,602)	(7,689)	(11,602)

Income From Continuing Operations Before Income Taxes	$67,986	$81,260	$94,946	$86,021
(Benefit) Provision for income taxes	(6,268)	24,166	32,471	27,851

Income From Continuing Operations	$74,254	$57,094	$62,475	$58,170

Income from discontinued operations net of income taxes, special items (3)	940	—	—	—
Income from discontinued operations net of income taxes, other (3)	—	8,846	—	8,846

Net Income	$75,194	$65,940	$62,475	$67,016

Earnings Per Share — Continuing Operations	$0.79	$0.61	$0.66	$0.63
Earnings Per Share — Discontinued Operations	0.01	0.10	—	0.09

Earnings Per Share	$0.80	$0.71	$0.66	$0.72

Diluted Earnings Per Share — Continuing Operations	$0.78	$0.61	$0.66	$0.62
Diluted Earnings Per Share — Discontinued Operations	0.01	0.09	—	0.09

Diluted Earnings Per Share	$0.79	$0.70	$0.66	$0.71

Average Shares Outstanding	93,963,797	92,942,082	93,963,797	92,942,082
Average Shares Outstanding-assuming dilution	94,811,930	94,010,483	94,811,930	94,010,483

BUSINESS SEGMENTS
(Thousands of U.S. dollars) (Unaudited)	Q1 2007	Q1 2006

Industrial Group
Net sales to external customers	$544,076	$503,444
Intersegment sales	366	435

Total net sales	$544,442	$503,879
Adjusted earnings before interest and taxes (EBIT) * (2)	$49,175	$45,885
Adjusted EBIT Margin (2)	9.0%	9.1%

Automotive Group
Net sales to external customers	$387,960	$420,984
Adjusted (loss) earnings before interest and taxes (EBIT) * (2)	($7,233)	($3,141)
Adjusted EBIT (Loss) Margin (2)	-1.9%	-0.7%

Steel Group (3)
Net sales to external customers	$352,477	$329,880
Intersegment sales	37,815	45,530

Total net sales	$390,292	$375,410
Adjusted earnings before interest and taxes (EBIT) * (2)	$61,817	$56,983
Adjusted EBIT Margin (2)	15.8%	15.2%

*	Industrial Group, Automotive Group and Steel Group EBIT do not equal Consolidated EBIT due to intersegment adjustments which are eliminated upon consolidation.

(1)	“Adjusted” statements exclude the impact of impairment and restructuring, manufacturing rationalization/reorganization and special charges and credits for all periods shown.

(2)	EBIT is defined as operating income plus other income (expense). EBIT Margin is EBIT as a percentage of net sales. EBIT and EBIT margin on a segment basis exclude certain special items set forth above. EBIT and EBIT Margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT and EBIT Margin best reflect the performance of the company’s business segments and EBIT disclosures are responsive to investors.

(3)	Discontinued Operations reflects the December 8, 2006 sale of Timken Latrobe Steel. Steel Group Net sales and Adjusted EBIT have been changed to exclude Timken Latrobe Steel for all periods. Income From Discontinued Operations Net of Income Taxes, Special Items includes the gain on sale. Income From Discontinued Operations Net of Income Taxes, Other includes prior activity of Timken Latrobe Steel in accordance with the sales agreement.

Reconciliation of Total Debt to Net Debt and the Ratio of Net Debt to Capital:
(Thousands of U.S. Dollars) (Unaudited)	Mar 31, 2007	Dec 31, 2006
Short-term debt	$137,909	$50,453
Long-term debt	530,590	547,390

Total Debt	$668,499	$597,843
Less: Cash and cash equivalents	(100,818)	(101,072)

Net Debt	$567,681	$496,771

Shareholders’ equity	$1,562,257	$1,476,180

Ratio of Total Debt to Capital	30.0%	28.8%
Ratio of Net Debt to Capital (Leverage)	26.7%	25.2%

This reconciliation is provided as additional relevant information about Timken’s financial position. Capital is defined as total debt plus shareholder’s equity.
Management believes Net Debt is more representative of Timken’s indicative financial position, due to the amount of cash and cash equivalents.

Reconciliation of GAAP net income and EPS — diluted.
This reconciliation is provided as additional relevant information about the company’s performance. Management believes adjusted net income and adjusted earnings per share are more representative of the company’s performance and therefore useful to investors. Management also believes that it is appropriate to compare GAAP net income to adjusted net income in light of special items related to impairment and restructuring and manufacturing rationalization/reorganization costs, Continued Dumping and Subsidy Offset Act (CDSOA) receipts, and gain/loss on the sale of non-strategic assets.

	First Quarter
	2007		2006
(Thousands of U.S. dollars, except share data) (Unaudited)	$	EPS (1)	$	EPS (1)

Net income	$75,194	$0.79	$65,940	$0.70

Pre-tax special items:
Manufacturing rationalization/reorganization expenses - cost of products sold	11,843	0.12	3,036	0.03
Manufacturing rationalization/reorganization expenses — SG&A	1,330	0.01	377	—
Loss on Divestiture	354	—	—	—
Impairment and restructuring	13,776	0.15	1,040	0.01
Special items — other expense (income):	(343)	—	308	—
(Benefit) Provision for income taxes (2)	(38,739)	(0.41)	(3,685)	(0.04)
Income From Discontinued Operations Net of Income Taxes, Special Items (3)	(940)	(0.01)	—	—
Income from discontinued operations net of income taxes, other (3)	—	—	—	—

Adjusted net income	$62,475	$0.66	$67,016	$0.71

(1)	EPS amounts will not sum due to rounding differences.

(2)	Includes the income tax impact of the pretax special items included in this reconciliation and discrete tax items recorded during the quarter.

The first quarter of 2007 includes a discrete tax benefit of $32.1 million related to the recognition of certain tax benefits in the quarter due to a tax law change affecting a foreign affiliate.

(3)	Discontinued Operations relates to the sale of Latrobe Specialty Steel Unit in November of 2006.

Reconciliation of GAAP income from continuing operations and EPS — diluted.
This reconciliation is provided as additional relevant information about the company’s performance. Management believes adjusted income from continuing operations and adjusted earnings per share are more representative of the company’s performance and therefore useful to investors. Management also believes that it is appropriate to compare GAAP income from continuing operations to adjusted income from continuing operations in light of special items related to impairment and restructuring and manufacturing rationalization/reorganization costs, Continued Dumping and Subsidy Offset Act (CDSOA) receipts, and gain/loss on the sale of non-strategic assets.

	First Quarter
	2007		2006
(Thousands of U.S. dollars, except share data) (Unaudited)	$	EPS (1)	$	EPS (1)

Income from continuing operations	$74,254	$0.78	$57,094	$0.61

Pre-tax special items:
Manufacturing rationalization/reorganization expenses - cost of products sold	11,843	0.12	3,036	0.03
Manufacturing rationalization/reorganization expenses — SG&A	1,330	0.01	377	—
Loss on Divestiture	354	—	—	—
Impairment and restructuring	13,776	0.15	1,040	0.01
Special items — other expense (income):	(343)	—	308	—
(Benefit) Provision for income taxes (2)	(38,739)	(0.41)	(3,685)	(0.04)

Adjusted income from continuing operations	$62,475	$0.66	$58,170	$0.62

(1)	EPS amounts will not sum due to rounding differences.

(2)	Includes the income tax impact of the pretax special items included in this reconciliation and discrete tax items recorded during the quarter.

The first quarter of 2007 includes a discrete tax benefit of $32.1 million related to the recognition of certain tax benefits in the quarter due to a tax law change affecting a foreign affiliate.
Reconciliation of Outlook Information.
Expected earnings per diluted share for the 2007 full year and second quarter exclude special items. Examples of such special items include impairment and restructuring, manufacturing rationalization/reorganization expenses, gain/loss on the sale of non-strategic assets and payments under the CDSOA. It is not possible at this time to identify the potential amount or significance of these special items. Management cannot predict whether the company will receive any additional payments under the CDSOA in 2007 and if so, in what amount. If the company does receive any additional CDSOA payments, they will most likely be received in the fourth quarter.

CONDENSED CONSOLIDATED BALANCE SHEET	Mar 31	Dec 31
(Thousands of U.S. dollars) (Unaudited)	2007	2006

ASSETS
Cash & cash equivalents	$100,818	$101,072
Accounts receivable	740,837	673,428
Inventories	974,967	952,310
Deferred income taxes	86,113	85,576
Other current assets	94,863	87,894

Total Current Assets	$1,997,598	$1,900,280
Property, plant & equipment	1,598,160	1,601,559
Goodwill	204,247	201,899
Other assets	324,058	327,795

Total Assets	$4,124,063	$4,031,533

LIABILITIES
Accounts payable & other liabilities	$528,742	$506,301
Short-term debt	137,909	50,453
Income taxes	9,167	53,406
Accrued expenses	169,724	225,409

Total Current Liabilities	$845,542	$835,569
Long-term debt	530,590	547,390
Accrued pension cost	391,398	410,438
Accrued postretirement benefits cost	683,520	682,934
Other non-current liabilities	110,756	79,022

Total Liabilities	$2,561,806	$2,555,353

SHAREHOLDERS’ EQUITY	1,562,257	1,476,180

Total Liabilities and Shareholders’ Equity	$4,124,063	$4,031,533

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS	For the three months ended
	Mar 31	Mar 31
(Thousands of U.S. dollars) (Unaudited)	2007	2006

Cash Provided (Used)
OPERATING ACTIVITIES
Net Income	$75,194	$65,940
(Earnings) from Discontinued Operations	(940)	(8,846)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	54,500	49,490
Other	8,202	6,150
Changes in operating assets and liabilities:
Accounts receivable	(64,776)	(69,452)
Inventories	(17,791)	(37,705)
Other assets	1,943	(187)
Accounts payable and accrued expenses	(63,764)	(47,542)
Foreign currency translation loss (gain)	790	(6,101)

Net Cash (Used) by Operating Activities — Continuing Operations	($6,642)	($48,253)
Net Cash Provided by Operating Activities — Discontinued Operations	940	11,577

Net Cash (Used) by Operating Activities	($5,702)	($36,676)
INVESTING ACTIVITIES
Capital expenditures	($60,942)	($39,354)
Other	3,124	(1,205)
Divestments	—	2,393
Acquisitions	(1,523)	—

Net Cash (Used) by Investing Activities — Continuing Operations	($59,341)	($38,166)
Net Cash (Used) by Investing Activities — Discontinued Operations	—	(1,719)

Net Cash (Used) by Investing Activities	($59,341)	($39,885)
FINANCING ACTIVITIES
Cash dividends paid to shareholders	($15,152)	($14,027)
Net proceeds from common share activity	11,886	6,132
Net borrowings on credit facilities	66,815	49,176

Net Cash Provided by Financing Activities — Continuing Operations	$63,549	$41,281
Net Cash Provided by Financing Activities	$63,549	$41,281
Effect of exchange rate changes on cash	$1,240	$1,148
(Decrease) in Cash and Cash Equivalents	(254)	(34,132)
Cash and Cash Equivalents at Beginning of Period	$101,072	$65,417

Cash and Cash Equivalents at End of Period	$100,818	$31,285